Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(593,257,700)
Unrealized Gain (Loss) on Market Value of Futures	399,646,270
Dividend Income	138,793
Interest Income	559,797
ETF Transaction Fees	27,000
Total Income (Loss)	$(192,885,840)

Expenses
General Partner Management Fees	$1,266,024
Professional Fees	203,693
Brokerage Commissions	819,354
Non-interested Directors' Fees and Expenses	18,774
Prepaid Insurance Expense	7,735
NYMEX License Fee	42,200
SEC & FINRA Registration Expense	25,803
Total Expenses	$2,383,583
Net Income (Loss)	$(195,269,423)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/16	$3,601,489,358
Additions (74,600,000 Shares)	613,718,784
Withdrawals (21,300,000 Shares)	(186,927,060)
Net Income (Loss)	(195,269,423)

Net Asset Value End of Month	$3,833,011,659
Net Asset Value Per Share (426,300,000 Shares)	$8.99

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612